                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") is made, entered into and executed as of the 16th day of February, 1998, by and between Scott Roberts (hereinafter referred to as "Executive"), and IWL Holdings Corp., a Texas corporation (hereinafter referred to as "Employer").

                                 W I T N E S S E T H:

     WHEREAS, Employer has agreed, subject to certain conditions, to engage in a business combination (the "Combination") pursuant to which Holdings will acquire all of the issued and outstanding capital stock of IWL Communications, Incorporated ("IWL") and CapRock Communications Corp. ("CapRock") and all of the partnership interests in CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership");

     WHEREAS, one of the conditions to the consummation of the Combination is the execution of this Agreement by Employer and Executive;

     WHEREAS, Employer desires to employ Executive;

     WHEREAS, Executive desires to accept such employment on the terms and conditions herein set forth;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive hereby agree as follows.

                                      ARTICLE I
                                      AGREEMENT

                                      EMPLOYMENT

     1.01. Subject to the terms and conditions of this Agreement, Employer agrees to employ Executive and Executive hereby accepts such employment with Employer.

                                         TERM

     1.02. The term (the "Base Term") of this Agreement shall commence on the date hereof (hereinafter referred as the "Effective Date") and shall continue thereafter through April 30, 2001, unless earlier terminated as provided herein or unless extended on such terms and conditions and for such period of time as may be agreed upon in writing by Employer and Executive (the Base Term, as so extended or earlier terminated, is referred to herein as the "Term").

                                      ARTICLE II
                                 TITLE AND AUTHORITY

                                       GENERAL

     2.01. Executive agrees to perform the duties of such position or office which the Board of Directors of Employer (hereinafter referred to as the "Board of Directors") shall designate for Executive. Executive shall render such services as are normally delegated to such position and such other additional services as may be delegated to him from time to time by the Board of Directors. Executive further agrees to hold such additional positions of the Employer as may be assigned to him from time to time by the Board of Directors. In performing such duties hereunder, Executive shall give Employer the benefit of his special knowledge, skills, contacts and business experience and shall devote all of his business time, attention, ability and energy exclusively to the business of Employer. Executive shall office in Dallas, Texas at the Employer's place of business located in Dallas, Texas.

                                     ARTICLE III
                                    COMPENSATION

                                     BASE SALARY

     3.01. As compensation for services rendered under this Agreement, Executive shall be entitled to receive from the Employer an aggregate minimum base salary of One Hundred Thirty-Three Thousand, Three Hundred and Thirty-Three Dollars ($133,333) per annum. The base salary to be paid to Executive hereunder shall be paid in equal installments in accordance with Employer's normal payroll practice and shall be less applicable withholding, FICA, medicare, FUTA, SUTA and other taxes, if any. Such installments shall be paid on such days of each week, as determined by Employer from time to time.

                               CHANGES IN COMPENSATION

     3.02. Nothing in this Agreement shall either prevent or require the Board of Directors from increasing, in its sole and absolute discretion, prospectively or retroactively, any compensation or other benefits payable or provided to Executive.

                                 DISCRETIONARY BONUS

     3.03. A discretionary bonus in an amount determined by the Board of Directors may be paid to Executive at the end of each calendar year during the Term of this Agreement. No obligation to pay any such bonus is hereby created.


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

                                     ARTICLE IV
                                      BENEFITS

                                  MEDICAL CARE PLAN

     4.01. Employer shall provide Executive with coverage under a group medical care plan and life and dental insurance benefits that are the same or substantially similar to the coverage and benefits provided from time to time to other executives of Employer.

                                       VACATION

     4.02. Executive shall be entitled to paid vacation in accordance with Employer's written vacation policy, as in effect from time to time during the Term.

                               EMPLOYEE BENEFIT PLANS

     4.03 Executive shall be entitled to participate in Employer's employee benefit plans established from time to time for its employees, including without limitation its management incentive bonus plan.

                                      ARTICLE V
                                     TERMINATION

                                       GENERAL

     5.01. Employer and Executive shall have the right to terminate the employment of Executive as set forth in this Article V.

                          INCAPACITY OF EXECUTIVE TO PERFORM

     5.02. If Executive shall become ill or be injured or otherwise become incapacitated such that, in the good faith opinion of the Board of Directors, he cannot carry out and perform fully his duties hereunder, and such incapacity shall continue for a period of ninety (90) consecutive days, the Board of Directors may, at any time after the ninety (90)-day period has passed, by giving Executive written notice of such termination, fully and finally terminate his employment under this Agreement. Termination under this Section 5.02 shall be effective as of the date provided in such notice. In connection with the termination of Executive pursuant to this Section 5.02, Employer shall pay to Executive, in equal installments as set forth in
Section 3.01, severance pay for twelve (12) months or, if less than twelve
(12) months remain in the Base Term of this Agreement, an amount equal to his base salary for that number of the months immediately preceding the termination that is equal to the number of months remaining in the Base Term but in any event for not less than six (6) months; provided, however, that such payments shall be reduced by the aggregate amount of any payments Executive will be entitled to receive over the period from the date of the termination of his employment hereunder through the end of the Base Term of this Agreement under any long term disability insurance policy provided to Executive by Employer. Upon such termination, Executive shall receive only such amounts as are earned and due to him under this Agreement as the result of his activities prior to such termination, and thereafter no further consideration or compensation shall be owed by Employer to Executive. The rights of Executive described in this paragraph shall be in addition to and not to the exclusion of, the other remedies and termination rights set forth in this Agreement.

                                  DEATH OF EXECUTIVE

     5.03. The employment of Executive shall automatically terminate upon the death of Executive. Upon such termination, Executive's estate or, if applicable, his heirs shall receive only such amounts as are earned and due to Executive under this Agreement as the result of his activities prior to his death, and thereafter no further consideration or compensation shall be owed by Employer to Executive or to his estate.

                                TERMINATION FOR CAUSE

     5.04. In addition to any other remedies that Employer may have at law or in equity, the Board of Directors may immediately terminate Executive's employment under this Agreement by giving Executive written or oral notice of such termination upon the occurrence of any of the following events:

               A. Failure of Executive to be present for work and duties as set forth herein for ten (10) or more consecutive business days (except during vacation and periods of illness as set forth herein) without giving prior written notice to the Board of Directors and receiving approval of the Board of Directors of such absence, which approval shall not be unreasonably withheld;

               B. Executive's conviction for a felony offense or commission by Executive of any act abhorrent to the community that the Board of Directors considers materially damaging to or tending to discredit the reputation of Employer or its respective successors and assigns;

               C. Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Executive (whether within the workplace or elsewhere);

               D. Executive's using for his own benefit or the benefit of any third party any material, non-public information, confidential information or proprietary information of Employer or its respective successors and assigns, or willfully or negligently divulging any such information to third parties without the prior written consent of the Board of Directors, or any violation by Executive of any of its obligations under Article VII hereof;


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               E.   Executive's public drunkenness, use of illegal substances
     or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace. The only exception is that Executive may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available; and

               F. The determination by the Board of Directors that, in the good faith opinion of the Board of Directors, Executive has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of Employer as they currently exist or as they may be modified from time to time.

Upon termination for any of the reasons described above, Executive shall receive only such amounts as are owed to him under this Agreement as the result of his activities prior to such termination, and thereafter no further consideration shall be owed by Employer to Executive. Employer may deduct from Executive's paycheck any unauthorized expenses, charges or misappropriations for which Employer may be responsible as the result of Executive's conduct.

                              TERMINATION WITHOUT CAUSE

     5.05. The Board of Directors may terminate Executive's employment under this Agreement without any cause whatsoever by giving Executive thirty (30) days' written notice or, at the election of the Board of Directors, immediate notice and the payment of an amount equal to his base salary for the previous thirty (30) days, at the time set forth therein. In addition to any amounts owed to the Executive pursuant to the preceding sentence, if such termination is made pursuant to this Section 5.05, Employer shall pay to Executive severance pay in an amount equal to the base salary that would be payable to Executive over the period commencing on the date of termination and ending at the end of the Base Term of this Agreement, which period shall in no event be less than six (6) months (the "Severance Period"), assuming the base salary is the amount of Executive's base salary at the time of the termination, which severance pay shall be paid to Executive during the Severance Period in equal installments as set forth in Section 3.01. In addition, upon such termination the vesting of all options that are granted to Executive under any stock option plan of Employer or any subsidiary thereof (provided such options are granted on or after the date on which the Combination with IWL, CapRock and the Partnership is consummated) will automatically accelerate, with the result that such options will be fully vested upon the date of termination. Upon such termination, Executive shall receive only such amounts as are owed to him under this Agreement as the result of his activities prior to such termination and as expressly set forth in this
Section 5.05 and thereafter no further consideration shall be owed by the Employer to Executive.

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                               TERMINATION BY EXECUTIVE

     5.06. Executive may, with or without cause, terminate his employment under this Agreement by giving Employer at least thirty (30) days' prior written notice of such termination. Upon such termination, Executive shall receive only such amounts as are owed to him under this Agreement as the result of his activities prior to such termination and thereafter no further consideration shall be owed by Employer to Executive.

                                      ARTICLE VI
                                EXPENSE REIMBURSEMENT

     Executive is authorized to incur reasonable business expenses in connection with the business of Employer, including expenditures for entertainment and travel. Subject to the requirements of this Article VI, Employer will reimburse Executive from time to time for all business expenses that are determined to be reasonable by the Board of Directors or any officer of Employer designated by the Board of Directors to review and approve those expenses. All reimbursements are contingent upon Executive providing to the Board of Directors a receipt for each expenditure and an account book or expense record in which Executive recorded at or near the time each expenditure was made: the amount of the expenditure; the time, place and designation of the type of entertainment and travel or other expense; the business or other reason for the expenditure; and the names, occupations and addresses of each person who was entertained.

                                     ARTICLE VII
               COVENANT NOT TO COMPETE, TRADE SECRETS, AND ASSIGNMENTS

                               COVENANT NOT TO COMPETE

     7.01. Executive understands that this Agreement is being entered into in connection with the Combination and acknowledges that as a result of the Combination Executive will receive a substantial number of shares of the common stock of Employer. Executive also acknowledges that IWL, CapRock and the Partnership would not be prepared to engage in the Combination unless Executive agreed to the covenants contained in this Article VII. Executive is entering into this Agreement and making the covenants contained in this
Article VII, among other things, to induce Employer, IWL, CapRock and the Partnership to engage in the Combination. Executive recognizes and acknowledges that Employer is placing its confidence and trust in the Executive. Executive will have access to information which enables Employer to be successful in its business. Some of the information may be confidential and constitute trade secrets; however, that information when combined with all other information regarding Employer constitutes proprietary information and methods that could seriously affect the ability of Employer to do business if Executive were allowed to use it other than for Employer. Executive, therefore, covenants and agrees that for a period beginning on the Effective Date and ending two (2) years after the date of termination (except as set forth in Section 7.06 below) of Executive's employment with Employer, Executive shall not continue or commence to:


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


               A. Either directly or indirectly engage in or carry on any business or in any way become associated with any business that is in direct or indirect competition with the Business of the Employer (as such term is used and defined herein). As used in this Article VII, the term "Business of the Employer" shall include all business activities in which the Employer is engaged on the Effective Date or in which the Employer is engaged on the date of Executive's termination or at any time between such dates, including, but not limited to, the provision of local or long distance telecommunications services;

               B. Attempt in any manner to solicit from any person or entity that is or was a client of Employer at any time prior to the date of termination of Executive's termination, business of the type performed or formerly performed by Employer for such client or to persuade any client or Employer to cease to do business or to reduce the amount of business which any such client has customarily done with Employer or contemplates doing with Employer; or provide to or for any client any services or products of the type provided by Employer or formerly provided by Employer (as used herein the noun "client" shall mean anyone who is a client or customer, supplier, sales representative or other person who does business with
     Employer: (i) as of the date hereof or the date of Executive's termination or at the time of the alleged conduct or at any time in between such times;
     (ii) at any time during the twelve (12) month period immediately preceding the time of alleged prohibited conduct; and (iii) any prospective persons to whom Employer had made a formal presentation (or similar offering of services) within a period of twelve (12) months immediately preceding the alleged prohibited conduct);

               C. Either directly or indirectly be or become an employee, agent, consultant or representative of or become a director or officer of or be otherwise in any manner associated with any person, firm, corporation, association or other entity that is engaged in or currently intends to become engaged in or is carrying on any business that is in direct or indirect competition with the Business of Employer;

               D. Either directly or indirectly solicit for employment or employ any person employed by Employer at any time during the twenty-four month (24-month) period immediately preceding such solicitation or employment; and

               E. Either directly or indirectly be or become a shareholder, joint venturer in or owner (in whole or in part) of or be a partner of or associated with or have any proprietary or financial interest in any firm, corporation, joint venture, partnership or association or other entity that is engaged in or is carrying on any business that is in direct or indirect competition with the Business of Employer.

     Executive hereby recognizes and acknowledges that the existing business area of Employer extends throughout the United States and therefore agrees that the covenants not to compete contained in this Section 7.01 shall be applicable in and throughout such area. Executive further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the


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Business of Employer in the area described above, in order to make a living.
Nothing in this Section will prevent Executive from owning less than five percent (5%) of the stock of any publicly traded corporation after the termination of his employment as long as Executive is not a participant in the management or affairs of the corporation in a manner that would otherwise violate any prohibition contained in this Section. Executive further acknowledges that all references in this Section 7.1 and in Sections 7.02,
7.03 and 7.04 to "Employer" shall include all existing and future subsidiaries of Employer and any successor thereof, including without limitation IWL, CapRock and the Partnership upon consummation of the Combination, and the covenant not to compete granted in this Section 7.1 shall extend to all such entities.

                                    TRADE SECRETS

     7.02. Executive recognizes and acknowledges that information in whatever form it may exist pertaining to the financial condition of Employer, its products, processes, properties, assets, inventions, proprietary rights, customers, specifically targeted potential customers, markets, technology, know-how, trade secrets, prospects, proposals, concepts and all other aspects of the Business of Employer (collectively "Confidential Information") is valuable, special and unique. Accordingly, Executive agrees that he will not during the Term of his employment with Employer or for five (5) years thereafter, disclose any such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use in any other way to his personal advantage or to the advantage of any third parties, of any Confidential Information available to him.

                                       RECORDS

     7.03. All files of customers and of Employer and all records of the accounts of customers, and any other records, memoranda, etc., relating in any manner whatsoever to the customers, Employer's product, the Business of Employer, the Confidential Information, suppliers or prospective customers or prospective suppliers of Employer, whether prepared by Executive or otherwise coming into his possession, shall be the exclusive property of Employer. All such files and records shall be immediately placed in the physical possession of Employer on the termination of Executive's employment with Employer or at any other time specified by the Board of Directors. Executive agrees not to retain or use duplicates in any form of such files and records by Executive is prohibited after the termination of Executive's employment with Employer and acknowledges that such use is prohibited.

     7.04.  DISCLOSURE AND ASSIGNMENT OF RIGHTS.

     A. Executive shall disclose in writing to Employer full and complete details respecting any Confidential Information, inventions, enhancements, technology or other proprietary assets whether tangible or intangible (collectively "Confidential Information and Proprietary Assets") that Executive may devise, develop, invent, compile, enhance, design, write or discover (whether alone or with others or whether during or after business hours, or whether at the premises of Employer, the


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


home of Executive or elsewhere) while he is employed by the Employer. Such disclosure shall be made promptly upon such development, enhancement, invention, compilation, design, writing or discovery having been made or created, and shall be disclosed in writing pursuant to such form as Employer may from time to time provide.

     B. Executive agrees to assign and does hereby irrevocably assign to Employer all of his right, title and interest in and to any Confidential Information and Proprietary Assets including, but not limited to, that which relates to the Business of the Employer that he has devised, developed, invented, compiled, enhanced, designed, written or discovered (whether alone or with others or whether during or after business hours, or whether at the premises of Employer, the home of Executive or elsewhere), or in which he may otherwise obtain any rights, while he is or was employed by Employer or which he owned at the time of becoming an employee of the Employer. Executive agrees to take any actions, including the execution of documents or instruments, that the Employer may reasonably require to effect the Executive's assignment of rights pursuant to this Section 7.04, and Executive hereby constitutes and appoints, with full power of substitution and resubstitution, the President and any Vice President, acting alone, of Employer as his attorney-in-fact to execute and deliver on behalf and in the stead of Executive any documents or instruments that Executive is obligated to execute and deliver pursuant to this Section 7.04.

     C. Executive shall promptly notify Employer of any patent relating to any portion of the Confidential Information and Proprietary Assets that is applied for by any person or entity or issued to any person or entity (including Executive) ("Patent"). Such notice shall be in writing in such form as Employer may from time to time require. On the written request of Employer, Executive shall sell to Employer, and Employer shall purchase from Executive, all right, title and interest of Executive in and to any Patent, whether or not Executive is employed by Employer at the time the Patent issues. The purchase price for any Patent or Copyright shall be one dollar ($1) and shall be paid by Employer at the time it makes the written request to purchase the Patent or Copyright. Executive agrees to execute any and all documents and instruments necessary to evidence and effect the transfer to Employer of all right, title and interest of Executive in and to the Patent or Copyright.

     D. At the request of Employer, Executive shall assist Employer in applying for and obtaining both domestic and foreign patents or copyrights, as the case may be, on all Confidential Information and Proprietary Assets that Employer deems to be patentable or copyrightable that he has previously devised, developed, invented, compiled, written, designed or discovered or that he may devise, develop, invent, compile, design, write or discover, (whether alone or with others or whether during or after business hours, or whether at the premises of Employer, the home of Executive or elsewhere), while he is or was employed by Employer, and Executive shall execute at any time or times any and all documents and perform all acts reasonably requested by Employer and that Employer deems to be necessary or desirable in order to obtain such patents or copyrights or otherwise to vest in Employer full and exclusive title and interest in and to all such Confidential Information and Proprietary Assets, to protect the same against infringement by others and otherwise to aid Employer in connection with any continuations, renewals or reissues of any patents or


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


copyrights, or in the conduct of any proceedings or litigation in regard thereto. All expenses of procuring any patent or copyrights shall be borne by Employer.

     E. Executive has no inventions and/or other rights or items made or conceived by Executive prior to the date hereof that are not in the public domain or the property of Employer that in any manner could be deemed to be Confidential Information and Proprietary Assets.

                                        BREACH

     7.05. Executive hereby recognizes and acknowledges that irreparable injury or damage shall result to the Business of Employer in the event of a breach or threatened breach by Executive of any of the terms or provisions of this Article VII, and Executive therefore agrees that Employer shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Executive and, if Executive is an employee of the Employer, terminating the employment of Executive in accordance with the terms and provisions of this Agreement.

                                     SURVIVAL

     7.06. Except as set forth below in this Section 7.06, notwithstanding the termination of the employment of Executive or the termination of this Agreement, the provisions of this Article VII shall survive and be binding upon Executive unless a written agreement that specifically refers to the termination of the obligations and covenants of this Article VII is executed by Employer. The provisions of Section 7.01 shall terminate two (2) years after the date of termination unless the termination is made pursuant to
Section 5.05. If the termination is made pursuant to Section 5.05 the provisions of Section 7.01 shall terminate upon expiration of the Severance Period. The provisions of Section 7.02 shall terminate five (5) years after the date of termination (no matter how such termination occurs).

                                     ARTICLE VIII
                                    MISCELLANEOUS

                                       NOTICES

     8.01. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:


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     If to  Employer:    IWL Holdings Corp.
                         Two Galleria Tower, Suite 1925
                         13455 Noel Road
                         Dallas, Texas  75240-6638
                         Attn:  Scott Roberts
                         Facsimile No.: (972) 788-4243

     If to Executive:    _______________________________
                         _______________________________
                         _______________________________
                         Phone No.:_____________________
                         Fax No.:_______________________

     Any party may change his or its address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of actual receipt, mailed notices shall be deemed communicated as of three
(3) days after proper mailing.

                         INCLUSION OF ENTIRE AGREEMENT HEREIN

     8.02. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any existing employment agreement between Executive and Employer is hereby terminated effective as of the Effective Date and shall be of no further force or effect from and after the Effective Date.

                               LAW GOVERNING AGREEMENT

     8.03. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and all obligations shall be performable in the State of Texas.

                              ATTORNEY'S FEES AND COSTS

     8.04. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


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


                                        WAIVER

     8.05. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any of the terms or provisions of this Agreement except by written instrument of the party charged with such waiver or estoppel. Further, it is agreed that no waiver at any time of any of the terms or provisions of this Agreement shall be construed as a waiver of any of the other terms or provisions of this Agreement and that a waiver at any time of any of the terms or provisions of this Agreement shall not be construed as a waiver at any subsequent time of the same terms or provisions.

                                      AMENDMENTS

     8.06. Except as otherwise provided in Section 8.07, no amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by all of the parties hereto.

                             SEVERABILITY AND LIMITATION

     8.07. All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority or to be enforceable under the laws of the State of Texas, and as to all other portions of such agreement or covenants they shall remain in full force and effect as originally written.

                                       HEADINGS

     8.08. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

                                      ASSIGNMENT

     8.09. Executive agrees that his representations, warranties, covenants, promises and obligations contained herein may be assigned by Employer to any person, partnership, firm, association, corporation or other business entity to which Employer may transfer its business and assets or any portion thereof.


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


     EXECUTED as of the day and year first above written.


                              EMPLOYER:

                              IWL HOLDINGS CORP.


                              By: /s/ Ignatius W. Leonards
                                 --------------------------
                              Its: President
                                  -------------------------


                              EXECUTIVE:


                                /s/ Scott Roberts
                              -----------------------------
                                    Scott Roberts



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